EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in the Current Report on Form 8-K/A (No. 001-38476) and consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-224145) and Form S-8 (No.333-224611) of First Choice Bancorp of our report dated February 23, 2018, relating to our audits of the consolidated financial statements of Pacific Commerce Bancorp and Subsidiaries as of and for the years ended December 31, 2017 and 2016.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
October 5, 2018